EXHIBIT 10.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE HOLDER HEREOF SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY LOCATED AT 6420 SUNSET CORPORATE DR., LAS VEGAS, NEVADA 89120, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S OID CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE OID REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 20, 2021

TERM NOTE

$6,666,667	July 19, 2021

FOR VALUE RECEIVED, the undersigned Body and Mind Inc., a Nevada corporation (“Borrower”), promises to pay to FG Agency Lending LLC, a Delaware limited liability company, as agent (the “Agent”), the principal sum of SIX Million SIX HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN US Dollars ($6,666,667), on the dates specified in the Loan Agreement (as defined below), in lawful money of the United States.

This Term Note (the “Note”) is issued pursuant to the Loan Agreement, dated as of July 19, 2021 (as amended, modified, waived, supplemented or restated from time to time, the “Loan Agreement”; capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement), by and among the Borrower, the Guarantors, Agent, and Lenders.

The Borrower promises to pay (i) principal amounts due under the Loan on each Payment Date in accordance with Section 3.1(b) of the Loan Agreement; and (ii) interest on the Term Loan on the Principal Balance in arrears on each Payment Date at a rate per annum equal to the Interest Rate in accordance with Section 2.3 of the Loan Agreement. For the avoidance of doubt, at any time of determination, the Principal Balance shall include all accrued and unpaid interest.

The portions of the principal sum hereof, interest owing thereon, and payments of principal and interest on any thereof, shall be available on the records of the Agent by such method as the Agent may generally employ; provided that failure to make such entry shall in no way detract from the obligations of the Borrower under this Note or the Loan Agreement.

Following the occurrence and during the continuance of any Event of Default described in Section 9.1 of the Loan Agreement, this Note shall bear interest at the Default Rate in accordance with Section 2.3 of the Loan Agreement. All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is the Note referred to in the Loan Agreement and is entitled to the benefits thereof. Reference is made to the Loan Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

The Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note. This Note shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BORROWER:

BODY AND MIND INC.

By:	/s/ Michael Mills
Name: Michael Mills
Title: CEO

[Signature Page to Term Note]